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                                                                    EXHIBIT 11.3

                                  PSINET INC.

  CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN CALCULATION(1)

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
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1995
                                                              -----------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of year....................     13,041,266
  Weighted averages shares from conversion of redeemable pre-
   ferred stock (10,042,680 shares)..........................      6,695,120
  Weighted average shares issued to employees under revenue
   bonus plan (18,300 shares)................................         18,021
  Weighted average shares issued for the acquisition of Pipe-
   line (2,690,218 shares)...................................      2,413,723
  Weighted average shares issued for the conversion of cer-
   tain Pipeline employee stock options (98,255 shares)......         88,157
  Weighted average shares issues in connection with initial
   public offering (4,370,000 shares)........................      2,828,361
  Weighted average shares issued for the acquisition of
   InterCon (921,612 shares).................................        496,676
  Weighted average shares issued for the acquisition of Soft-
   ware Ventures (762,208 shares)............................        357,814
  Weighted average shares issued for the acquisition of EUnet
   (42,011 shares)...........................................         18,555
  Weighted average shares issued in connection with public
   offering (4,000,000 shares issued by the Company..........         66,667
  Weighted average shares issued during the year ended Decem-
   ber 31, 1995 (1,928,382 shares)...........................        460,947
                                                                ------------
                                                                  26,485,307
                                                                ============
  Net loss...................................................   $(53,160,000)
                                                                ============
  Basic and diluted loss per share ..........................   $      (2.01)
                                                                ============
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(1) For a description of basic and diluted loss per share, see Note 1 of the
    Notes to the Consolidated Financial Statements included in Part II, Item 8 of this Form 10-K.